As filed with the Securities and Exchange Commission on December 27, 2001

                                     Investment Company Act File No. 811-10125


==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940          / X /

Amendment No. 1                                                         /  X /
(Check appropriate box or boxes.)

                              -------------------


                          MASTER MID CAP GROWTH TRUST
              (Exact Name Of Registrant As Specified In Charter)

                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address Of Principal Executive Offices)

                                (609) 282-2800
             (Registrant's Telephone Number, Including Area Code)

                                TERRY K. GLENN
                          Master Mid Cap Growth Trust
             800 Scudders Mill Road, Plainsboro, New Jersey 08536
                               Mailing Address:
                P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and address of agent for service)

                                  Copies to:

           Counsel for the Trust:
            Frank P. Bruno, Esq.                  Philip L. Kirstein, Esq.
      SIDLEY AUSTIN BROWN & WOOD LLP           FUND ASSET MANAGEMENT, L.P.
             875 Third Avenue                         P.O. Box 9011
        New York, New York 10022            Princeton, New Jersey 08543-9011

==============================================================================

                               EXPLANATORY NOTE

         This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

         This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

                                    PART A

                               December 27, 2001

                          MASTER MID CAP GROWTH TRUST

Responses to Items 1, 2, 3, 5 and 9 Have Been Omitted Pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

         Master Mid Cap Growth Trust (the "Trust") is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 2 of the Registration Statement on Form N-1A (Investment Company Act File No. 811-10025) of Merrill Lynch Mid Cap Growth Fund, Inc. (the "Merrill Lynch Fund"), as filed with the Securities and Exchange Commission (the "Commission") on December 26, 2001, and as amended from time to time (the "Merrill Lynch Registration Statement") and (b) the Post-Effective Amendment No. 2 of the Registration Statement on Form N-1A (Investment Company Act File No. 811-10129) of Mercury Mid Cap Growth Fund, Inc. (the "Mercury Fund" and, together with the Merrill Lynch Fund, the "Funds"), as filed with the Commission on December 26, 2001, and as may be amended from time to time (the "Mercury Registration Statement"). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund.

         The Funds invest all of their respective assets in beneficial interests in the Trust. Currently, the Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds."

Item 4.--Investment Objective, Principal Investment Strategies, and Related
         Risks.

         (a)  Investment Objective

         (b)  Implementation of Investment Objective

         The Trust is an open-end management investment company that was organized on July 6, 2000 as a business trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the 1933 Act. Investments in the Trust may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Fund Asset Management, L.P. (the "Manager") manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust.

         The Trust's investment objective is to seek long term capital appreciation. The Trust seeks to achieve its investment objective by investing primarily in equity securities of mid cap companies that the Manager believes have strong earnings growth and capital appreciation potential. The Manager begins its investment process by creating a universe of rapidly growing companies that possess certain growth characteristics. That universe is continually updated. The Manager then ranks each company within its universe by using research models that focus on growth characteristics such as positive earnings surprises, upward earnings estimate revisions, and accelerating sales and earnings growth. Finally, using its own fundamental research and a bottom-up approach to investing, the Manager evaluates the quality of each company's earnings and tries to determine whether the company can sustain or increase its current growth trend. The Manager uses a similar process in deciding when to sell securities. For instance, if the Manager determines that a company may not sustain or increase its current growth trend, it may decide to sell that security. The Manager believes that this disciplined investment process enables it to construct a portfolio of investments with strong growth characteristics.

         The Trust generally will invest at least 65% of its net assets in equity securities of mid cap companies. Effective July 31, 2002, the Trust generally will invest at least 80% of its net assets in equity securities of mid cap companies. At any time, the Trust may emphasize investments in different portions of the capitalization range of the Russell Midcap(R) Growth Index.

         Although the Trust emphasizes investment in common stocks, it may also invest in other equity securities including, but not limited to, the following:

         o Securities convertible into common stock

         o Preferred stock

         o Rights and warrants to subscribe to common stock

         In addition to the principal strategy of investing in equity securities, as described above, the Trust may engage in the following additional strategies:

         The Trust may purchase securities in initial public offerings
("IPOs").

         The Trust may invest up to 10% of its total assets in securities of foreign companies, including American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") or other securities convertible into securities of foreign companies.

         The Trust may also lend its portfolio securities.

         The Trust may invest in investment grade, non-convertible debt securities and U.S. Government securities of any maturity although it typically will not do so to a significant extent. The Trust may invest in excess of 35% of its assets in cash or U.S. dollar-denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing.

         Normally, a portion of the Trust's assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Trust's losses, they can prevent the Trust from achieving its investment objective.

         The Trust may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Trust does not own declines in value. When the Trust makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

         The Trust's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Trust will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security, regarding payment over of any payments received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

         The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

         The Trust may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

         (c)  Risks

         This section contains a summary discussion of the general risks of investing in the Trust. As with any mutual fund, there can be no guarantee that the Trust will meet its objectives or that the Trust's performance will be positive for any period of time.

         Market Risk and Selection Risk--Market risk is the risk that the stock market in one or more countries in which the Trust invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that Trust management selects will underperform other funds with similar investment objectives and investment strategies.

         Mid Cap Securities--The securities of mid cap companies generally trade in lower volumes and are generally subject to greater and less predictable price changes than the securities of larger capitalization companies.

         Convertibles--Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible's value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

         Warrants--A warrant gives the Trust the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or "exercise") price, and the date the warrant expires. The Trust has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Trust exercises it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

         The Trust also may be subject to risks associated with the following investment strategies:

         IPOs--The prices of securities purchased in IPOs can be very volatile, due to the lack of a prior public market, the relatively small number of shares available for trading and limited investor information. Although it is difficult to predict the impact that IPOs will have on the Trust's performance, such impact is likely to lessen as the Trust increases in size.

         Portfolio Turnover--At times the Trust may purchase securities for short term profits, which may result in a high portfolio turnover rate. A high portfolio turnover rate involves certain tax consequences and correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne by the Trust.

         Borrowing and Leverage Risk--The Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the yield on the Trust's portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust's return. Certain securities that the Trust buys may create leverage including, for example, when issued securities, forward commitments, options and warrants.

         Illiquid Securities--The Trust may invest up to 15% of its net assets in illiquid securities that it cannot easily resell within seven days at current value or that have contractual or legal restrictions on resale. If the Trust buys illiquid securities it may be unable to quickly resell them or may be able to sell them only at a price below current value.

         Restricted Securities--Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Trust buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market. Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so they may be less able to predict a loss. In addition, if the Manager receives material adverse nonpublic information about the issuer, the Trust will not be able to sell the security.

         Rule 144A Securities--Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

         Debt Securities--Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

         Securities Lending--The Trust may lend securities to financial institutions that provide government securities as collateral. Securities lending involves the risk that the borrower to which the Trust has loaned its securities may not return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and the value of the collateral falls. These events could trigger adverse tax consequences to the Trust.

         Repurchase Agreements; Purchase and Sale Contracts--The Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Trust from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

         Foreign Market Risks--The Trust may invest in companies located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

         o The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

         o The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

         o These holdings may be adversely affected by foreign government action

         o International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

        Depositary Receipts--The Trust may invest in securities of foreign issuers in the form of Depositary Receipts. American Depositary Receipts are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. European Depositary Receipts evidence a similar ownership arrangement. The Trust may also invest in unsponsored Depositary Receipts. The issuers of such unsponsored Depositary Receipts are not obligated to disclose material information in the United States. Therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

         Derivatives--The Trust may use derivative instruments including futures, options, indexed securities, inverse securities and swaps. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil), or an index such as Standard & Poor's 500 Index. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

                  Credit risk--the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

                  Currency risk--the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

                  Leverage risk--the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

                  Liquidity risk--the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

         The Trust may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Trust uses a derivative to offset the risk that other Trust holdings may decrease in value. While hedging can reduce losses, it can also reduce or eliminate gains if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Trust's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

         Indexed and Inverse Floating Rate Securities--The Trust may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Trust may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when interest rates decrease. Investments in inverse floaters may subject the Trust to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Trust's investment. Indexed securities and inverse floaters are derivative securities and can be considered speculative. Indexed and inverse securities involve credit risk and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk.

         Swap Agreements--Swap agreements involve the risk that the party with whom the Trust has entered into the swap will default on its obligation to pay the Trust and the risk that the Trust will not be able to meet its obligations to pay the other party to the agreement.

         Standby Commitment Agreements--Standby commitment agreements involve the risk that the security will lose value prior to its delivery to the Trust. These agreements also involve the risk that if the security goes up in value, the counterparty will decide not to issue the security, in which case the Trust has lost the investment opportunity for the assets it had set aside to pay for the security and any gain in the security's price.

         When Issued Securities, Delayed Delivery Securities and Forward Commitments--When issued and delayed delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery to the Trust. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Trust both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security's price.

         Investment in Other Investment Companies--If the Trust acquires shares of investment companies, shareholders will bear both their proportionate share of expenses in the Trust (including management and advisory fees) and, indirectly, the expenses of those investment companies.

Item 6.--Management, Organization, and Capital Structure.

         (a)  (1)  Investment Manager

         Fund Asset Management, L.P., the Trust's Manager (the "Manager"), manages the Trust's investments under the overall supervision of the Board of Trustees of the Trust. The management agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Trust. The Manager has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited, an affiliate, under which the Manager may pay a fee for the services it receives. The Trust pays the Manager a fee at the annual rate of 0.60% of the average daily net assets of the Trust. However, the Manager has agreed to waive fees and/or reimburse expenses of the Trust and the Funds to the extent necessary to limit the ordinary annual operating expenses of each class of the Fund's portfolio to 1.60%, excluding Distribution and/or Service (12b-1) fees.

         The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Merrill Lynch Asset Management U.K. Limited was organized as an investment adviser in 1986 and acts as a sub-adviser to more than 50 registered investment companies. The Manager and its affiliates had approximately $529 billion in investment company and other portfolio assets under management as of December 2001. The Manager's administrative office address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536 and its mailing address is P.O. Box 9011, Princeton, New Jersey 08543-9011.

         (a)  (2)  Portfolio Manager

         Michael S. Hahn is primarily responsible for the day-to-day management of the Trust. Mr. Hahn has been a Senior Vice President and portfolio manager of the Trust since its inception. Mr. Hahn has been an Associate Portfolio Manager of Merrill Lynch Investment Managers, L.P., an affiliate of the Manager, since 1999, portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999 and an assistant portfolio manager for First Maryland Bancorp from 1994 to 1996.

         (a) (3)  Legal Proceedings.  Not Applicable.

         (b)  Capital Stock

         Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

         The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interest in the Trust.

         Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the "NYSE") is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 7.--Shareholder Information.

         (a)  Pricing of Beneficial Interests in the Trust.

         The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         The net asset value of the Trust is computed by dividing the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Trust outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Manager are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

         (b)  Purchase of Beneficial Interests in the Trust.

         Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         As of December 31, 2001, the Trust will no longer accept investments from any Feeder Fund.

         (c)  Redemption of Beneficial Interests in the Trust.

         A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

         (d)  Dividends and Distributions.

         (e)  Tax Consequences.

         Because the Trust operates as a partnership for Federal income tax purposes, the Trust is not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of each Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits is made in accordance with the Internal Revenue Code of 1986, as amended.

Item 8.--DISTRIBUTION ARRANGEMENTS.

         (a)  Sales Loads.    Not Applicable.

         (b)  12b-1 Fees.    Not Applicable.

         (c)  Multiple Class and Master Feeder Funds.

         The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust's expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

         The Trustees of the Trust believe that the "master/feeder" fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust's portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

         A Feeder Fund's investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund's assets from the Trust may affect the investment performance of the Feeder Fund and the Trust. As of August 31, 2001, the Trust had net assets of approximately $14,267,624.


         The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the "master/feeder" structure, please see Part A of the Merrill Lynch Registration Statement and Part A of the Mercury Registration Statement under "Master/Feeder Structure."

                                    PART B

                               December 27, 2001

                          MASTER MID CAP GROWTH TRUST

Item 10.--Cover Page and Table of Contents.

         This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Mid Cap Growth Trust (the "Trust"), dated December 27, 2001, as it may be revised from time to time (the "Trust's Part A"). To obtain a copy of the Trust's Part A, please call the Trust at 1-888-763-2260, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust's Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust's Part A.

         As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from (a) Post-Effective Amendment No. 2 of the Registration Statement on Form N-1A (Investment Company Act File No. 811-10025) of Merrill Lynch Mid Cap Growth Fund, Inc. (the "Merrill Lynch Fund"), as filed with the Securities and Exchange Commission (the "Commission") on December 26, 2001 and as amended from time to time (the "Merrill Lynch Registration Statement") and (b) Post-Effective Amendment No. 2 of the Registration Statement on Form N-1A (Investment Company Act File No. 811-10129) of Mercury Mid Cap Growth Fund, Inc. (the "Mercury Fund" and, together with the Merrill Lynch Fund, the "Funds"), as filed with the Commission on December 26, 2001 and as may be amended from time to time (the "Mercury Registration Statement"). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Mercury Registration Statement includes the prospectus of the Mercury Fund. Part B of the Mercury Registration Statement includes the statement of additional information of the Mercury Fund.

         The Trust is part of a "master/feeder" structure. The Funds invest all of their respective assets in beneficial interests in the Trust. The Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust are referred to herein as "Feeder Funds".

                                                                        Page

Trust History                                                           B-1
Description of the Trust and Its Investments and Risks                  B-1
Management of the Trust                                                 B-2
Control Persons and Principal Holders of Securities                     B-4
Investment Advisory and Other Services                                  B-4
Brokerage Allocation and Other Practices                                B-4
Capital Stock and Other Securities                                      B-4
Purchase, Redemption and Pricing of Securities                          B-5
Taxation of the Trust                                                   B-6
Underwriters                                                            B-8
Calculation of Performance Data                                         B-8
Financial Statements                                                    B-8


Item 11.--Trust History.

         Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust's Part A.

Item 12.--Description of the Trust and its Investments and Risks.

         The following information supplements and should be read in conjunction with Item 4 of the Trust's Part A.

         Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust's investment programs, is incorporated herein by reference from Item 12 of Part B of the Merrill Lynch Registration Statement and Part B of the Mercury Registration Statement.

Item 13.--Management of the Trust.

         (a)  Board of Trustees of the Trust

         The Trustees of the Trust consist of six individuals, five of whom are not "interested persons" of the Trust as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The same individuals serve as Directors of the Funds and are sometimes referred to herein as the "non-interested Directors/Trustees." The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

         (b)  Management Information

         Information about the Directors/Trustees, executive officers and the portfolio manager of the Trust, including their ages and their principal occupations for at least the last five years, is set forth below. Unless otherwise noted, the address of each Director/Trustee, executive officer and the portfolio manager is P.O. Box 9011, Princeton, New Jersey 08543-9011.

         TERRY K. GLENN (61)--President and Director/Trustee (1)(2)--Chairman (Americas Region) since 2001, and Executive Vice President since 1983 of the Manager and Merrill Lynch Investment Managers, L.P. ("MLIM") (which terms as used herein include their corporate predecessors) since 1983; President, Merrill Lynch Mutual Funds since 1999; President of FAM Distributors, Inc. (the "Distributor") since 1986 and Director thereof since 1991; Executive Vice President and Director of Princeton Services, Inc. ("Princeton Services") since 1993; President of Princeton Administrators L.P. since 1988; Director of Financial Data Services, Inc. since 1985.

         JAMES H. BODURTHA (57)--Director/Trustee (2)(3)--36 Popponesset Road, Cotuit, Massachusetts 02635. Director and Executive Vice President, The China Business Group, Inc. since 1996; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.

         HERBERT I. LONDON (62)--Director/Trustee (2)(3)--2 Washington Square Village, New York, New York 10012. John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corporation from 1991 to 1995; Overseer, Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.

         JOSEPH L. MAY (72)--Director/Trustee (2)(3)--424 Church Street, Suite 2000, Nashville, Tennessee 37219. Attorney in private practice since 1984; President, May and Athens Hosiery Mills Division, Wayne-Gossard Corporation from 1954 to 1983; Vice President, Wayne-Gossard Corporation from 1972 to 1983; Chairman, The May Corporation (personal holding company) from 1972 to 1983; Director, Signal Apparel Co. from 1972 to 1989.

         ANDRE F. PEROLD (49)--Director/Trustee (2)(3)--Morgan Hall, Soldiers Field, Boston, Massachusetts 02163. Harvard Business School: George Gund Professor of Finance and Banking, since 2000. Finance Area Chair since 1996, Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Trustee, Commonfund since 1989; Director, Genbel Securities Limited and Gensec Bank since 1999; Director, Gensec Asset Management since 2000; Director, Bulldogresearch.com since 2000; Director, Stockback.com since 2000; Director, Quantec Limited from 1991 to 1999; Director, TIBCO from 1994 to 1996.

         ROBERTA COOPER RAMO (59)--Director/Trustee (2)(3)--P.O. Box 2168, 500 Fourth Street, N.W., Albuquerque, New Mexico 87103. Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Partner, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now First Security) from 1975 to 1976.

         ROBERT C. DOLL, JR. (47)--Senior Vice President (1)(2)--Senior Vice President of the Manager and MLIM since 1999; Senior Vice President of Princeton Services since 1999; Chief Investment Officer of Oppenheimer Funds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.

         MICHAEL S. HAHN (34)--Senior Vice President and Portfolio Manager
(1)(2)--Associate Portfolio Manager of the Trust and MLIM since 1999; portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999; assistant portfolio manager for First Maryland Bancorp from 1994 to 1996.

         DONALD C. BURKE (41)--Vice President and Treasurer (1)(2)--First Vice President of the Manager and MLIM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of the Manager and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.

         SUSAN B. BAKER (43)--Secretary (1)(2)--Director (Legal Advisory) of MLIM since 1999; Vice President of MLIM from 1993 to 1999, Attorney associated with MLIM since 1987.


---------------------------
(1) Interested person, as defined in the Investment Company Act, of the Trust and each Fund.
(2) Such Director/Trustee or officer is a trustee, director or officer of other investment companies for which the Manager, or one of its affiliates, acts as investment adviser or manager.
(3) Member of the Trust's and each Fund's Audit and Nominating Committee, which is responsible for the selection of the independent auditors and the selection and nomination of non-interested Directors/Trustees.


         (c)  Compensation

         The Trust pays each non-interested Director/Trustee for service to each Fund and the Trust. Each non-interested Director/Trustee receives an aggregate annual retainer of $100,000 for his or her services to multiple investment companies advised by the Manager or its affiliate MLIM ("MLIM/FAM-advised funds"). The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Director/Trustee receives a fee per in-person board meeting attended and per in-person Audit and Nominating Committee meeting attended. The annual per meeting fees paid to each non-interested Director/Trustee aggregate $60,000 for all MLIM/FAM-advised funds for which that Director/Trustee serves and are allocated equally among those funds. The Fund/Trust reimburses the Director/Trustee for actual out-of-pocket expenses relating to attendance at meetings. The Audit and Nominating Committee consists of all of the non-interested Directors/Trustees of the Fund/Trust.

         The following table shows the compensation earned by the non-interested Directors/Trustees for the fiscal year ended August 31, 2001 and also the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2000.



                                                    Pension or                               Aggregate
                                               Retirement Benefits                       Compensation from
                                 Estimated      Accrued as Part of      Estimated       Fund/Trust and Other
                               Compensation         Fund/Trust       Annual Benefits      MLAM/FAM-Advised
Name                          From Fund/Trust        Expense         Upon Retirement          Funds(1)
----                          ---------------  -------------------   ---------------    --------------------
James H. Bodurtha                $1,511.84             None                None               $132,250
Herbert I. London                $1,511.84             None                None               $132,250
Joseph L. May                    $1,511.84             None                None               $132,250
Andre F. Perold                  $1,511.84             None                None               $132,250
Roberta Cooper Ramo              $2,336.06             None                None               $169,000

------------------

(1) The Directors/Trustees serve on the boards of MLIM/FAM advised funds as follows: Mr. Bodurtha (34 registered investment companies consisting of 41 portfolios); Mr. London (34 registered investment companies consisting of 41 portfolios); Mr. May (34 registered investment companies consisting of 41 portfolios); Mr. Perold (34 registered investment companies consisting of 41 portfolios) and Ms. Ramo (34 registered investment companies consisting of 41 portfolios).



         The Directors of the Fund and the Trustees of the Trust may be eligible for reduced sales charges on purchases of Class A shares of the Merrill Lynch Fund and Class I shares of the Mercury Fund.

         (d)  Sales Loads.    Not Applicable.

Item 14.--Control Persons and Principal Holders of Securities.

         As of the date hereof, the Merrill Lynch Fund owns 99.97% of the outstanding shares of beneficial interest of the Trust and, therefore, controls the Trust.

         As of December 14, 2001, the officers and Trustees of the Trust as a group (10 persons) owned an aggregate of less than 1% of the outstanding shares of common stock of ML & Co., Inc. and owned an aggregate of less than 1% of the outstanding beneficial interests in the Trust.

Item 15.--Investment Advisory and Other Services.

         The following information supplements and should be read in conjunction with Item 4 in the Trust's Part A.

         Information relating to the investment management and other services provided to the Trust by or on behalf of the Trust is incorporated herein by reference from the following specific sections and sub-sections in Part B of the Merrill Lynch Registration Statement and the Mercury Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.


                                             Sections Incorporated by Reference from Part B
                                             of the Merrill Lynch Registration Statement and
              Form N-1A Item No.             Part B of the Mercury Registration Statement
              -----------------              ------------------------------------------------
                Item 15(a)                 Management and Advisory Arrangements
                Item 15(c)                 Management and Advisory Arrangements
                Item 15(d)                 Management and Advisory Arrangements
                Item 15(e)                 Not Applicable
                Item 15(f)                 Not Applicable
                Item 15(g)                 Not Applicable
                Item 15(h)                 General Information




         FAM Distributors, Inc. ("FAMD"), P.O. Box 9011, Princeton, New Jersey, 08543-9081, an affiliate of the Manager, acts as placement agent for the Trust pursuant to a placement agent agreement (the "Placement Agent Agreement"). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16.--Brokerage Allocation and Other Practices.

         Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from Item 16 of the Merrill Lynch Registration Statement and from Item 16 of the Mercury Registration Statement.

Item 17.--Capital Stock and Other Securities.

         The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust's Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

         The Trust is organized as a business trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. No certificates are issued.

         Each investor is entitled to a vote, with respect to matters effecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18.--Purchase, Redemption and Pricing of Securities.

         The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust's Part A.

         (a)  Purchase of Beneficial Interests in the Trust.

         The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         Net asset value is computed by dividing the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of interests in the Trust outstanding at such time, rounded to the nearest cent. Expenses, including the fee payable to the Manager, are accrued daily.

         Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor's interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, that represents the investor's share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor's interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

         Portfolio securities of the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Trustees as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

         Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Board of Trustees of the Trust.

         Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

         As of December 31, 2001, the Trust will no longer accept investments from any Feeder Fund.

         A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust's transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund's interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust's transfer agent of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

         (b)  Fund Reorganizations.    Not Applicable.

         (c)  Offering Price.    Not Applicable.

Item 19.--Taxation of the Trust.

         Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust's ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund's share of the Trust's ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, (the "Code") and the regulations promulgated thereunder.

         The Trust's fiscal year-end is August 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

         It is intended that the Trust's assets, income and distributions will be managed in such a way that a regulated investment company ("RIC") investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a RIC, assuming that the RIC investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under
Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

         The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are "Section 1256 contracts." Any gains or losses on Section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses ("60/40" gains or losses). Also, Section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e. treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the Section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

         Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

         Certain hedging transactions undertaken by the Trust may result in "straddles" for Federal income tax purposes. The straddle rules contained in
Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258, applicable to "conversion transactions" or Section 1259, applicable to "constructive sales," may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

         The Trust may be subject to taxes on dividend or interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust's assets to be invested within various countries is not known.

         The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RIC's. The Trust and the Feeder Funds have received a private letter ruling from the Internal Revenue Service that feeder funds that are RIC's will be treated as owners of their proportionate shares, subject to certain adjustments, of the Trust's assets and income for purposes of meeting these tests.

         The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

         Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust through a Feeder Fund.

Item 20.--Underwriters.

         The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21.--Calculation of Performance Data.

         Not Applicable.

Item 22.--Financial Statements.

         The audited financial statements of the Trust are incorporated in this Part B by reference to the August 31, 2001 Annual Report dated October 9, 2001, of Merrill Lynch Mid Cap Growth Fund, Inc. You may request a copy of the annual report at no charge by calling (800) 637-3863 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                           PART C. OTHER INFORMATION

Item 23.--Exhibits.

     Exhibit
     Number
       1(a)     --  Certificate of Trust, dated July 6, 2000.(a)

        (b)     --  Declaration of Trust, dated July 5, 2000.(a)

       2        --  By-Laws of the Registrant.(a)

       3        --  Portions of the Amended and Restated Declaration of Trust
                    and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)

       4(a)     --  Form of Management Agreement between the Registrant and
                    Fund Asset Management, L.P. (the "Manager").(a)

        (b)     --  Form of Fee Waiver/Expense Reimbursement Agreement between the Registrant, Merrill Lynch Mid Cap Growth Fund, Inc., and Mercury Mid Cap Growth Fund, Inc. and the Manager regarding the limit on certain expenses.(a)

        (c)     --  Form of Sub-Advisory Agreement between the Manager and
                    Merrill Lynch Asset Management U.K. Limited.(a)

       5        --  Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

       6        --  None.

       7        --  Form of Custody Agreement between the Registrant and The
                    Bank of New York.

       8(a)     --  Form of Amended and Restated Credit Agreement between the
                    Registrant and a syndicate of banks.(c)

        (b)     --  Form of Second Amended and Restated Credit Agreement
                    between the Registrant and a syndicate of banks.(f)

        (c)     --  Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(a)

        (d)     --  Form of Subscription Agreement for the acquisition of
                    interests in the Registrant.(a)

        (e)     --  Form of Administrative Services Agreement.(e)

       9        --  Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

      10        --  Consent of Deloitte & Touche LLP, independent auditors for the Registrant.

      11        --  None.

      12(a)     --  Certificate of Merrill Lynch Mid Cap Growth Fund, Inc.(a)

        (b)     --  Certificate of Mercury Mid Cap Growth Fund, Inc.(a)

      13        --  None.

      14        --  None.

      15        --  Code of Ethics.(d)
--------------------------
(a) Filed on September 13, 2000, as an Exhibit to the Registrant's Registration Statement on Form N-1A (file No. 811-10125) under the Investment Company Act of 1940, as amended.
(b) Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10,
     3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7,
     5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2),
     Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6)
     of the Registrant's Amended and Restated Declaration of Trust, filed as
     Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I,
     Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant's By-Laws, filed as Exhibit 2 to the Registration Statement.
(c) Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating
     Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(d) Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417) filed on November 22, 2000.
(e) Incorporated by reference to Exhibit 8(d) to Post- Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-897775) filed on March 20, 2001.
(f) Incorporated by reference to Exhibit (b)(2) to the Issue Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating
     Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.

Item 24.--Persons Controlled by or Under Common Control with the Trust.

         As of the date hereof, Merrill Lynch Mid Cap Growth Fund, Inc. owns 99.97% of the outstanding shares of beneficial interest of the Trust and, therefore, controls the Trust.

Item 25.--Indemnification.

         Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the "1940 Act"), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant's Amended and Restated Declaration of Trust (the "Declaration of Trust") (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

         Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

         Article VIII, Section 8.2 of the Registrant's Declaration of Trust provides:

         The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

         (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

         (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

         (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

               (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

               (ii) an independent legal counsel in a written opinion.

         Article VIII, Section 8.3 of the Registrant's Declaration of Trust further provides:

         Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

         As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26.--Business and Other Connections of the Investment Adviser.

         See Item 6 in the Trust's Part A and Item 15 in Part B of the Trust's Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from
Item 26 in Part C of the Merrill Lynch Registration Statement on Form N-1A and
Item 26 in Part C of the Mercury Registration Statement on Form N-1A.

Item 27.--Principal Underwriters.

         FAMD acts as the placement agent for the Registrant and as the principal underwriter for each of the following open-end investment companies:
Mercury Basic Value Fund, Inc., Mercury Focus Twenty Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury Global Holdings, Inc., Mercury Gold and Mining Fund of Mercury Funds, Inc., Mercury HW Funds, Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Mid Cap Growth Fund, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust; Mercury V.I. U.S. Large Cap Fund of Mercury Asset Management V.I. Funds, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Mid Cap Growth Fund, Inc., Merrill Lynch Multi-State Limited Maturity Municipal Series Trust, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Premier Growth Fund Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Inc., Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch World Income Fund, Inc., and The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Mercury Senior Floating Rate Fund, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Municipal Strategy Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., and Merrill Lynch Senior Floating Rate Fund II, Inc.

          (b) Set forth below is information concerning each director and executive officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.




                                            Position(s) and              Position(s) and Office(s)
Name                                      Office(s) with FAMD                 with Registrant
---------------------------         -------------------------------   ----------------------------
Terry K. Glenn                      President and Director            President and Trustee
Michael G. Clark                    Treasurer and Director            None
Thomas J. Verage                    Director                          None
Michael J. Brady                    Vice President                    None
William M. Breen                    Vice President                    None
Donald C. Burke                     Vice President                    Vice President and Treasurer
James T. Fatseas                    Vice President                    None
Debra W. Landsman-Yaros             Vice President                    None
William Wasel                       Vice President                    None
Robert Harris                       Secretary                         None



         (c)  Not Applicable.

Item 28.--Location of Accounts and Records.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the Rules thereunder will be maintained at the offices of the Registrant, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

Item 29.--Management Services.

         Other than as set forth or incorporated by reference in Item 6 of the Trust's Part A and Item 13 and Item 15 in Part B of the Trust's Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30.--Undertakings.

         Not Applicable.

                                  SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of December, 2001.

                                   MASTER MID CAP GROWTH TRUST
                                   (Registrant)




                                   By:  /s/  TERRY K. GLENN
                                        -----------------------------
                                         (Terry K. Glenn, President)

                               INDEX TO EXHIBITS

         Exhibit
          Number           Description
        --------           -----------
           10              --  Consent of Deloitte & Touche LLP, independent
                               auditors for the Registrant.

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 811-10125 of our report dated October 9, 2001 of Master Mid Cap Growth Trust appearing in the August 31, 2001 Annual Report of Merrill Lynch Mid Cap Growth Fund, Inc.

/s/ Deloitte & Touche LLP

New York, New York
December 20, 2001